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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Spalding Holdings Corporation
Chicopee, Massachusetts

     We consent to the incorporation by reference in Spalding Holdings Corporation's Registration Statements No. 333-11340 on Form S-8, No. 333-20463 on Form S-8, and No. 333-31154 on Form S-8 of our report dated March 17, 2000 (which report includes an explanatory paragraph regarding a change in the method of inventory valuation) appearing in this Annual Report on Form 10-K of Spalding Holdings Corporation and subsidiaries for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 28, 2000

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